Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:    Debbie Mitchell
(614)757-6225
debbie.mitchell@cardinalhealth.com

Investors:    Sally Curley
(614) 757-7115
sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS STRONG Q4 AND FISCAL YEAR 2013 NON-GAAP
EARNINGS; PROVIDES FISCAL 2014 OUTLOOK

•	Non-GAAP[1] diluted earnings per share from continuing operations increases 8 percent to $0.79 per share for the fourth quarter, and 16 percent to $3.73 per share for fiscal 2013

•
GAAP earnings per share from continuing operations are a loss of $1.72 for the fourth quarter, and decrease by 68 percent to $0.97 for fiscal 2013, driven by a Q4 non-cash impairment charge related to its nuclear pharmacy services division

•	Fiscal 2014 outlook for non-GAAP diluted earnings per share is $3.45 to $3.60, reflecting an increase in previously disclosed preliminary outlook
DUBLIN, Ohio, Aug. 1, 2013 - Cardinal Health today reported fourth-quarter fiscal year 2013 revenues of $25.4 billion and non-GAAP diluted earnings per share (EPS) from continuing operations of $0.79, up 8 percent. Full fiscal year 2013 revenues decreased 6 percent to $101.1 billion, and non-GAAP diluted EPS from continuing operations increased 16 percent to $3.73. Full-year EPS included a favorable tax settlement of $0.18 in the fiscal third quarter. GAAP EPS for the fourth quarter and full fiscal year 2013 were impacted by a goodwill impairment charge within the company's nuclear division.
“We are pleased to conclude our fiscal year 2013 with another strong quarter, growing our non-GAAP operating earnings by 10 percent,” said George Barrett, chairman and chief executive officer of Cardinal Health. “Both the Pharmaceutical and Medical segments delivered solid margin expansion in the quarter, as we continue to drive strong performance against our strategic initiatives.
“We exceeded our key financial goals for the year and accelerated the strategic repositioning we began several years ago. We enter fiscal 2014 with the financial strength, scale, customer and product portfolio, and organizational talent to lead in the rapidly evolving health care marketplace. Given our ongoing momentum and reflecting the expiration of the Walgreens contract, we are projecting fiscal 2014 non-GAAP diluted EPS from continuing operations in the range of $3.45 to $3.60, an increase from our initial expectations.”
On a GAAP basis, fourth-quarter operating earnings and EPS from continuing operations were losses of $442 million and $1.72, respectively, due to a non-cash charge of $829 million ($799 million after tax) related to a goodwill impairment in the nuclear pharmacy services division. As a result of this impairment charge, GAAP fiscal 2013 diluted EPS from continuing operations decreased 68 percent to $0.97. The nuclear division has made solid contributions to the financial profile of Cardinal Health for over a decade. The decline in the market for certain products provided by this business, particularly the low-energy diagnostics market, has resulted in a lowering of its future financial outlook, leading to the non-cash write-off of the entire goodwill amount of the nuclear division.
Q4 AND FISCAL YEAR SUMMARY

	Q4 FY13		Q4 FY12		Y/Y	FY13		FY12		Y/Y
Revenue	$25.4	billion	$26.8	billion	(5)%	$101.1	billion	$107.6	billion	(6)%
Operating earnings/(loss)	$(442	)million	$403	million	N.M.	$1.0	billion	$1.8	billion	(44)%
Non-GAAP operating earnings	$472	million	$425	million	11%	$2.0	billion	$1.9	billion	10%
Earnings/(loss) from continuing operations	$(586	)million	$236	million	N.M.	$335	million	$1.1	billion	(69)%
Non-GAAP earnings from continuing operations	$274	million	$255	million	7%	$1.3	billion	$1.1	billion	15%
Diluted EPS from continuing operations	$(1.72)		$0.68		N.M.	$0.97		$3.06		(68)%
Non-GAAP diluted EPS from continuing operations	$0.79		$0.73		8%	$3.73		$3.21		16%
SEGMENT RESULTS
Pharmaceutical Segment
As expected, fourth-quarter revenue for the Pharmaceutical segment decreased 6 percent to $22.8 billion due to the continuing impact of the fiscal 2013 Q2 expiration of the Express Scripts contract. The decrease was partially offset by revenues from expanded customer relationships. Segment profit for the quarter increased 11 percent to $395 million, driven by strong performance of generic programs and performance under branded manufacturer agreements, and was partially offset by the decline in the nuclear division.
For the full year, revenue for the Pharmaceutical segment decreased 7 percent to $91.1 billion, and segment profit increased 11 percent to $1.7 billion.

	Q4 FY13		Q4 FY12		Y/Y	FY13		FY12		Y/Y
Revenue	$22.8	billion	$24.3	billion	(6)%	$91.1	billion	$97.9	billion	(7)%
Segment profit	$395	million	$354	million	11%	$1.7	billion	$1.6	billion	11%

Cardinal Health

Medical Segment
Fourth-quarter revenue for the Medical segment increased 11 percent to $2.7 billion, fueled by the recent acquisition of AssuraMed. Segment profit for the quarter increased 31 percent to $104 million, driven by the acquisition of AssuraMed and performance of the preferred products portfolio, and was partially offset by continued procedural volume softness.
For the full year, Medical segment revenue increased 4 percent to $10.1 billion, and segment profit increased 12 percent to $372 million.

	Q4 FY13		Q4 FY12		Y/Y	FY13		FY12		Y/Y
Revenue	$2.7	billion	$2.4	billion	11%	$10.1	billion	$9.6	billion	4%
Segment profit	$104	million	$79	million	31%	$372	million	$332	million	12%
ADDITIONAL YEAR-END AND RECENT HIGHLIGHTS

•	Completed $250 million share repurchase in Q4 fiscal 2013

•	Increased the regular quarterly dividend 10 percent to $0.3025 per share; dividend was paid on July 15 to shareholders of record at close of business on July 1

•
Completed studies in collaboration with CareFirst BlueCross BlueShield that validated the cost-reduction capabilities of the Cardinal Health Specialty Solutions Clinical Pathways program for oncology treatment

•
Received the Premier healthcare alliance Legacy Award, which recognizes supplier dedication to local customer service and engagement, value creation through clinical excellence, and commitment to lower costs

•	Received the National Business Group on Health “Best Employers for Healthy Lifestyle” Platinum Award for the third consecutive year
CONFERENCE CALL
Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss fourth-quarter and full-year results and its future outlook. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com. Alternatively, participants can dial 224.357.2209. There is no passcode required.
There is no pre-registration for the call. Participants are advised to dial into the call at least 10 minutes prior to the start time.
Presentation slides and an audio replay will be available on the Investors page at cardinalhealth.com after the conclusion of the meeting. An audio replay of the call will be available until August 7 by calling 855.859.2056 or 404.537.3406, using conference ID 16184657.
UPCOMING WEBCAST EVENTS

•	Morgan Stanley Global Healthcare Conference at 10:35 a.m. local time on Sept. 9 in New York

•	Baird's 2013 Health Care Conference at 8:30 a.m. local time on Sept. 10 in New York
At these events, Cardinal Health will discuss the company's diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, go to the Investors page at cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $101 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers, clinical laboratories and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products and services to more than 100,000 locations each day and is also the industry-leading direct-to-home medical supplies distributor. The company is a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company operates the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #19 on the Fortune 500, Cardinal Health employs 34,000 people worldwide. More information about the company may be found at cardinalhealth.com and @CardinalHealth on Twitter.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.
Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the ability to achieve the expected benefits from the AssuraMed acquisition, including the expected accretion in non-GAAP earnings; the timing of generic and branded pharmaceutical introductions and the frequency or rate of pharmaceutical price appreciation or deflation; the non-renewal, early termination or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties due to government

Cardinal Health

health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; and the effects of any investigation or action by any regulatory authority; changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of August 1, 2013. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Fourth Quarter
(in millions, except per common share amounts)	2013	2012	% Change
Revenue	$25,420	$26,764	(5)%
Cost of products sold	24,173	25,628	(6)%
Gross margin	1,247	1,136	10%

Operating expenses:
Distribution, selling, general and administrative expenses	775	712	9%
Restructuring and employee severance	32	9	N.M.
Acquisition-related costs	52	11	N.M.
Impairments and loss on disposal of assets[1]	832	1	N.M.
Litigation (recoveries)/charges, net	(2)	—	N.M.
Operating earnings/(loss)	(442)	403	N.M.

Other expense, net	2	1	N.M.
Interest expense, net	36	25	45%
Earnings/(loss) before income taxes and discontinued operations	(480)	377	N.M.

Provision for income taxes	106	141	(25)%
Earnings/(loss) from continuing operations	(586)	236	N.M.

Earnings from discontinued operations, net of tax	—	—	N.M.
Net earnings/(loss)	$(586)	$236	N.M.

Basic earnings/(loss) per common share:
Continuing operations	$(1.72)	$0.68	N.M.
Discontinued operations	—	—	N.M.
Net basic/(loss) earnings per common share	$(1.72)	$0.68	N.M.

Diluted earnings/(loss) per common share:
Continuing operations	$(1.72)	$0.68	N.M.
Discontinued operations	—	—	N.M.
Net diluted earnings/(loss) per common share	$(1.72)	$0.68	N.M.

Weighted-average number of common shares outstanding:
Basic	341	345
Diluted[2]	341	349

[1]
In conjunction with the preparation of our consolidated financial statements for the fiscal year ended June 30, 2013, we recently completed our annual goodwill impairment test, which we perform annually in the fourth quarter. As part of this annual test, we concluded that the entire goodwill amount of our Nuclear Pharmacy Services division was impaired, resulting in a non-cash impairment charge of $829 million ($799 million, net of tax) during the three months ended June 30, 2013. This impairment charge does not impact our liquidity, cash flows from operations, or compliance with debt covenants.

[2]
Due to the loss from continuing operations and net loss during the fourth quarter of fiscal 2013, dilutive potential common shares have not been included in the denominator of the dilutive per share computation due to their antidulitive effect.

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings

	Fiscal Year
(in millions, except per common share amounts)	2013	2012	% Change
	(Unaudited)
Revenue	$101,093	$107,552	(6)%
Cost of products sold	96,172	103,011	(7)%
Gross margin	4,921	4,541	8%

Operating expenses:
Distribution, selling, general and administrative expenses	2,875	2,677	7%
Restructuring and employee severance	71	21	N.M.
Acquisition-related costs	158	33	N.M.
Impairments and loss on disposal of assets[1]	859	21	N.M.
Litigation (recoveries)/charges, net	(38)	(3)	N.M.
Operating earnings	996	1,792	(44)%

Other income, net	(15)	(1)	N.M.
Interest expense, net	123	95	29%
Earnings before income taxes and discontinued operations	888	1,698	(48)%

Provision for income taxes	553	628	(12)%
Earnings from continuing operations	335	1,070	(69)%

Loss from discontinued operations, net of tax	(1)	(1)	N.M.
Net earnings	$334	$1,069	(69)%

Basic earnings per common share:
Continuing operations	$0.98	$3.10	(68)%
Discontinued operations	—	—	N.M.
Net basic earnings per Common Share	$0.98	$3.10	(68)%

Diluted earnings per common share:
Continuing operations	$0.97	$3.06	(68)%
Discontinued operations	—	—	N.M.
Net diluted earnings per common share	$0.97	$3.06	(68)%

Weighted-average number of common shares outstanding:
Basic	341	345
Diluted	344	349

[1]
In conjunction with the preparation of our consolidated financial statements for the fiscal year ended June 30, 2013, we recently completed our annual goodwill impairment test, which we perform annually in the fourth quarter. As part of this annual test, we concluded that the entire goodwill amount of our Nuclear Pharmacy Services division was impaired, resulting in a non-cash impairment charge of $829 million ($799 million, net of tax) during the three months ended June 30, 2013. This impairment charge does not impact our liquidity, cash flows from operations, or compliance with debt covenants.

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	June 30, 2013	June 30, 2012
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$1,901	$2,274
Trade receivables, net	6,304	6,355
Inventories, net	8,373	7,864
Prepaid expenses and other	1,192	1,017
Total current assets	17,770	17,510

Property and equipment, net	1,489	1,551
Goodwill and other intangibles, net	5,574	4,392
Other assets	986	807
Total assets	$25,819	$24,260

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,295	$11,726
Current portion of long-term obligations and other short-term borrowings	168	476
Other accrued liabilities	2,127	1,972
Total current liabilities	14,590	14,174

Long-term obligations, less current portion	3,686	2,418
Deferred income taxes and other liabilities	1,568	1,424
Total shareholders’ equity	5,975	6,244
Total liabilities and shareholders’ equity	$25,819	$24,260

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Fourth Quarter		Fiscal Year
(in millions)	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net earnings/(loss)	$(586)	$236	$334	$1,069
Loss from discontinued operations, net of tax	—	—	1	1
Earnings/(loss) from continuing operations	(586)	236	335	1,070

Adjustments to reconcile earnings/(loss) from continuing operations to net cash provided by/(used in) operating activities:
Depreciation and amortization	122	86	397	325
Impairments and loss on disposal of assets	832	1	859	21
Share-based compensation	25	22	93	85
Provision for deferred income taxes	21	158	21	158
Provision for bad debts	13	7	31	22
Change in fair value of contingent consideration obligation	—	(18)	—	(71)
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	135	190	216	(129)
Decrease/(increase) in inventories	(27)	375	(370)	(495)
Increase/(decrease) in accounts payable	212	(893)	426	319
Other accrued liabilities and operating items, net	(447)	(271)	(281)	(129)
Net cash provided by/(used in) operating activities	300	(107)	1,727	1,176

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(20)	(31)	(2,239)	(174)
Additions to property and equipment	(92)	(101)	(195)	(263)
Purchase of held-to-maturity securities and other investments	(6)	(25)	(12)	(35)
Proceeds from sale of property and equipment	—	—	—	3
Proceeds from maturities of held-to-maturity securities	—	46	71	92
Net cash used in investing activities	(118)	(111)	(2,375)	(377)

Cash flows from financing activities:
Payment of contingent consideration obligation	—	—	(4)	—
Net change in short-term borrowings	10	5	(1)	13
Reduction of long-term obligations	(303)	(206)	(305)	(251)
Proceeds from long-term obligations, net of issuance costs	—	496	1,286	496
Net proceeds from issuance of common shares	58	19	121	42
Tax disbursements from share-based compensation	(6)	(8)	(19)	(4)
Dividends on common shares	(95)	(74)	(353)	(300)
Purchase of treasury shares	(250)	(150)	(450)	(450)
Net cash provided by/(used in) financing activities	(586)	82	275	(454)

Net increase/(decrease) in cash and equivalents	(404)	(136)	(373)	345
Cash and equivalents at beginning of period	2,305	2,410	2,274	1,929
Cash and equivalents at end of period	$1,901	$2,274	$1,901	$2,274

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	Fourth Quarter		Fourth Quarter
(in millions)	2013	2012	2013	2012
Revenue
Amount	$25,420	$26,764
Growth rate	(5)%	—%

Operating earnings/(loss)
Amount	$(442)	$403	$472	$425
Growth rate	N.M.	12%	11%	13%

Earnings/(loss) from continuing operations
Amount	$(586)	$236	$274	$255
Growth rate	N.M.	14%	7%	19%

			Non-GAAP
	Fiscal Year		Fiscal Year
(in millions)	2013	2012	2013	2012
Revenue
Amount	$101,093	$107,552
Growth rate	(6)%	5%

Operating earnings
Amount	$996	$1,792	$2,046	$1,866
Growth rate	(44)%	18%	10%	13%

Earnings from continuing operations
Amount	$335	$1,070	$1,284	$1,119
Growth rate	(69)%	11%	15%	13%
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Fourth Quarter			Fourth Quarter
(in millions)	2013	2012	(in millions)	2013	2012
Pharmaceutical			Medical

Revenue			Revenue
Amount	$22,783	$24,335	Amount	$2,697	$2,432
Growth rate	(6)%	(1)%	Growth rate	11%	5%
Mix	89%	91%	Mix	11%	9%

Segment profit			Segment profit
Amount	$395	$354	Amount	$104	$79
Growth rate	11%	15%	Growth rate	31%	2%
Mix	79%	82%	Mix	21%	18%
Segment profit margin	1.73%	1.46%	Segment profit margin	3.86%	3.27%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended June 30, 2013 was $25,420 million, which included total segment revenue of $25,480 million and Corporate revenue of $(60) million. Total consolidated revenue for the three months ended June 30, 2012 was $26,764 million, which included total segment revenue of $26,767 million and Corporate revenue of $(3) million. Corporate revenue consists primarily of elimination of inter-segment revenue.
Total consolidated operating loss for the three months ended June 30, 2013 was $(442) million, which included total segment profit of $499 million and Corporate costs of $(941) million. Total consolidated operating earnings for the three months ended June 30, 2012 were $403 million, which included total segment profit of $433 million and Corporate costs of $(30) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments. Corporate costs for fourth quarter 2013 include an $829 million goodwill impairment charge related to our Nuclear Pharmacy Services division.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Fiscal Year			Fiscal Year
(in millions)	2013	2012	(in millions)	2013	2012
Pharmaceutical			Medical

Revenue			Revenue
Amount	$91,097	$97,925	Amount	$10,060	$9,642
Growth rate	(7)%	4%	Growth rate	4%	8%
Mix	90%	91%	Mix	10%	9%

Segment profit			Segment profit
Amount	$1,734	$1,558	Amount	$372	$332
Growth rate	11%	17%	Growth rate	12%	(11)%
Mix	82%	82%	Mix	18%	18%
Segment profit margin	1.90%	1.59%	Segment profit margin	3.70%	3.45%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the fiscal year ended June 30, 2013 was $101,093 million, which included total segment revenue of $101,157 million and Corporate revenue of $(64) million. Total consolidated revenue for the fiscal year ended June 30, 2012 was $107,552 million, which included total segment revenue of $107,567 million and Corporate revenue of $(15) million. Corporate revenue consists primarily of elimination of inter-segment revenue.
Total consolidated operating earnings for the fiscal year ended June 30, 2013 were $996 million, which included total segment profit of $2,106 million and Corporate costs of $(1,110) million. Total consolidated operating earnings for the fiscal year ended June 30, 2012 were $1,792 million, which included total segment profit of $1,890 million and Corporate costs of $(98) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments. Corporate costs for fiscal 2013 include an $829 million goodwill impairment charge related to our Nuclear Pharmacy Services division.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
Schedule of Notable Items

	Fourth Quarter		Fiscal Year
(in millions, except per common share amounts)	2013	2012	2013	2012
Restructuring and employee severance	$(32)	$(9)	$(71)	$(21)
Tax benefit	12	3	27	8
Restructuring and employee severance, net of tax	$(20)	$(6)	$(44)	$(13)

Decrease to diluted EPS from continuing operations	$(0.06)	$(0.02)	$(0.13)	$(0.04)

Acquisition-Related Costs
Amortization of acquisition-related intangible assets	$(48)	$(20)	$(118)	$(78)
Tax benefit	18	8	43	29
Amortization of acquisition-related intangible assets, net of tax	$(30)	$(12)	$(75)	$(49)

Decrease to diluted EPS from continuing operations	$(0.09)	$(0.03)	$(0.22)	$(0.14)

Other acquisition-related costs[1]	$(4)	$9	$(41)	$45
Tax benefit/(expense)[1]	(4)	(10)	9	(20)
Other acquisition-related costs, net of tax	$(8)	$(1)	$(32)	$25

Increase/(decrease) to diluted EPS from continuing operations[1]	$(0.02)	$—	$(0.09)	$0.07

Total acquisition-related costs[2]	$(52)	$(11)	$(158)	$(33)
Tax benefit/(expense)[2]	13	(2)	52	9
Total acquisition-related costs, net of tax[2]	$(39)	$(13)	$(106)	$(24)

Decrease to diluted EPS from continuing operations[2]	$(0.11)	$(0.04)	$(0.31)	$(0.07)

Impairments and loss on disposal of assets[3]	$(832)	$(1)	$(859)	$(21)
Tax benefit[3]	30	1	37	8
Impairments and loss on disposal of assets, net of tax	$(802)	$—	$(822)	$(13)

Decrease to diluted EPS from continuing operations[3]	$(2.32)	$—	$(2.39)	$(0.04)

Litigation recoveries/(charges), net	$2	$—	$38	$3
Tax expense	(1)	—	(15)	(1)
Litigation recoveries/(charges), net, net of tax	$1	$—	$23	$2

Increase to diluted EPS from continuing operations	$—	$—	$0.07	$0.01

Other Spin-Off Costs	$—	$—	$—	$(2)
Tax benefit	—	—	—	1
Other Spin-Off Costs, net of tax	$—	$—	$—	$(1)

Decrease to diluted EPS from continuing operations	$—	$—	$—	$—

Weighted-average number of common shares outstanding:
Weighted-average number of diluted shares outstanding	341	349	344	349
Antidilutive effect due to loss from continuing operations	4	—	—	—
Weighted-average number of diluted shares outstanding for non-GAAP calculations	345	349	344	349

[1]
Fiscal 2012 includes a $71 million decrease in the fair value of the total contingent consideration obligation related to the P4 Healthcare acquisition for the fiscal year. The related tax expense was $29 million and diluted EPS from continuing operations increased $0.13.

[2]	The sum of the components may not equal the total due to rounding.

[3]
Fourth quarter and fiscal 2013 include an $829 million goodwill impairment charge related to our Nuclear Pharmacy Services division. The related tax benefit was $30 million and diluted EPS from continuing operations decreased $2.32.

We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
Asset Management Analysis

	Fourth Quarter		Fiscal Year
	2013	2012	2013	2012
Days sales outstanding[1]	22.3	21.4
Days inventory on hand	26.5	23.9
Days payable outstanding	38.9	35.6
Net working capital days[2]	9.9	9.6

Debt to total capital	39%	32%
Net debt to capital	25%	9%

Return on equity	(36.6)%	15.1%	5.2%	17.8%
Non-GAAP return on equity	17.1%	16.3%	20.1%	18.6%

Effective tax rate from continuing operations[3,4,5]	(21.9)%	37.4%	62.3%	37.0%
Non-GAAP effective tax rate from continuing operations[4,5]	36.9%	36.0%	33.7%	36.8%

[1]	We changed our method of calculating days sales outstanding and have revised prior-year information to conform, refer to Schedule 14.

[2]	The sum of the components may not equal the total due to rounding.

[3]
For the fourth quarter of fiscal 2013, the goodwill impairment charge related to our Nuclear Pharmacy Services division decreased the effective tax rate from continuing operations by 60.6 percentage points.

[4]
For fiscal 2013, the goodwill impairment charge related to our Nuclear Pharmacy Services division increased the effective tax rate from continuing operations by 28.3 percentage points. In addition, the revaluation of the deferred tax liability and related interest on unrepatriated foreign earnings as a result of an agreement with tax authorities reduced, for fiscal 2013, both the effective tax rate from continuing operations and non-GAAP effective tax rate from continuing operations by 7.2 and 3.3 percentage points, respectively. The fiscal 2013 non-GAAP effective tax rate from continuing operations, excluding the impact of the tax settlement, would have been 37.0%.

[5]	Fiscal 2013 includes an out-of-period increase in income tax expense of $14 million recorded during the fourth quarter, related to uncertain tax benefits.
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances. Refer to DSO, DIOH and DPO for definitions and calculations.

Schedule 10
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Fourth Quarter 2013
		Operating	Earnings / (Loss)	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
	Operating	Earnings	Before Income Taxes	for	/ (Loss) from	Continuing	from	from Continuing
(in millions, except per common share amounts)	Earnings	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
	/ (Loss)	Rate	Operations	Taxes	Operations	Growth Rate	Operations[1]	Growth Rate
GAAP	$(442)	N.M.	$(480)	$106	$(586)	N.M.	$(1.72)	N.M.
Restructuring and employee severance	32		32	12	20		0.06
Acquisition-related costs	52		52	13	39		0.11
Impairments and loss on disposal of assets	832		832	30	802		2.32
Litigation (recoveries)/charges, net	(2)		(2)	(1)	(1)		—
Other Spin-Off Costs	—		—	—	—		—
Non-GAAP	$472	11%	$434	$160	$274	7%	$0.79	8%

	Fourth Quarter 2012
GAAP	$403	12%	$377	$141	$236	14%	$0.68	17%
Restructuring and employee severance	9		9	3	6		0.02
Acquisition-related costs	11		11	(2)	13		0.04
Impairments and loss on disposal of assets	1		1	1	—		—
Litigation (recoveries)/charges, net	—		—	—	—		—
Other Spin-Off Costs	—		—	—	—		—
Non-GAAP	$425	13%	$398	$143	$255	19%	$0.73	22%

	Fiscal Year 2013
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
(in millions, except per common share amounts)	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$996	(44)%	$888	$553	$335	(69)%	$0.97	(68)%
Restructuring and employee severance	71		71	27	44		0.13
Acquisition-related costs	158		158	52	106		0.31
Impairments and loss on disposal of assets	859		859	37	822		2.39
Litigation (recoveries)/charges, net	(38)		(38)	(15)	(23)		(0.07)
Other Spin-Off Costs	—		—	—	—		—
Non-GAAP	$2,046	10%	$1,938	$654	$1,284	15%	$3.73	16%

	Fiscal Year 2012
GAAP	$1,792	18%	$1,698	$628	$1,070	11%	$3.06	12%
Restructuring and employee severance	21		21	8	13		0.04
Acquisition-related costs	33		33	9	24		0.07
Impairments and loss on disposal of assets	21		21	8	13		0.04
Litigation (recoveries)/charges, net	(3)		(3)	(1)	(2)		(0.01)
Other Spin-Off Costs	2		2	1	1		—
Non-GAAP	$1,866	13%	$1,772	$653	$1,119	13%	$3.21	15%

[1]	The weighted-average number of shares used in the non-GAAP calculation includes the dilutive potential common shares as there is income from continuing operations on a non-GAAP basis.
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 11
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Fourth Quarter
(in millions)	2013		2012
GAAP return on equity	(36.6)%		15.1%

Non-GAAP return on equity
Net earnings/(loss)	$(586)		$236
Restructuring and employee severance, net of tax, in continuing operations	20		6
Acquisition-related costs, net of tax, in continuing operations	39		13
Impairments and loss on disposal of assets, net of tax, in continuing operations	802		—
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(1)		—
Other Spin-Off Costs, net of tax, in continuing operations	—		—
Adjusted net earnings	$274		$255
Annualized	$1,096		$1,020

	Fourth	Third	Fourth	Third
	Quarter	Quarter	Quarter	Quarter
	2013	2013	2012	2012
Total shareholders' equity	$5,975	$6,830	$6,244	$6,240
Divided by average shareholders' equity	$6,403		$6,242
Non-GAAP return on equity	17.1%		16.3%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 12
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Fiscal Year
(in millions)	2013					2012
GAAP return on equity	5.2%					17.8%

Non-GAAP return on equity
Net earnings	$334					$1,069
Restructuring and employee severance, net of tax, in continuing operations	44					13
Acquisition-related costs, net of tax, in continuing operations	106					24
Impairments and loss on disposal of assets, net of tax, in continuing operations	822					13
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(23)					(2)
Other Spin-Off Costs, net of tax, in continuing operations	—					1
Adjusted net earnings	$1,283					$1,118

	Fourth	Third	Second	First	Fourth	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2013	2013	2013	2013	2012	2012	2012	2012	2012	2011
Total shareholders' equity	$5,975	$6,830	$6,542	$6,281	$6,244	$6,244	$6,240	$5,928	$5,714	$5,849
Divided by average shareholders' equity	$6,374					$5,995
Non-GAAP return on equity	20.1%					18.6%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 13
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Fourth Quarter		Fiscal Year
(in millions)	2013	2012	2013	2012
GAAP effective tax rate from continuing operations	(21.9)%	37.4%	62.3%	37.0%

Non-GAAP effective tax rate from continuing operations
Earnings/(loss) before income taxes and discontinued operations	$(480)	$377	$888	$1,698
Restructuring and employee severance	32	9	71	21
Acquisition-related costs	52	11	158	33
Impairments and loss on disposal of assets	832	1	859	21
Litigation (recoveries)/charges, net	(2)	—	(38)	(3)
Other Spin-Off Costs	—	—	—	2
Adjusted earnings before income taxes and discontinued operations	$434	$398	$1,938	$1,772

Provision for income taxes	$106	$141	$553	$628
Restructuring and employee severance tax benefit	12	3	27	8
Acquisition-related costs tax benefit/(expense)	13	(2)	52	9
Impairments and loss on disposal of assets tax benefit	30	1	37	8
Litigation (recoveries)/charges, net tax expense	(1)	—	(15)	(1)
Other Spin-Off Costs tax benefit	—	—	—	1
Adjusted provision for income taxes	$160	$143	$654	$653

Non-GAAP effective tax rate from continuing operations	36.9%	36.0%	33.7%	36.8%

	Fourth Quarter
	2013	2012
Debt to total capital	39%	32%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$168	$476
Long-term obligations, less current portion	3,686	2,418
Debt	$3,854	$2,894
Cash and equivalents	(1,901)	(2,274)
Net debt	$1,953	$620
Total shareholders' equity	5,975	6,244
Capital	$7,928	$6,864
Net debt to capital	25%	9%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets and litigation (recoveries)/charges, net, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Schedule 14
Cardinal Health, Inc. and Subsidiaries

	Fourth Quarter
(in millions)	2013	2012
Days sales outstanding	22.3	21.4

Days inventory on hand
Inventories, net	$8,373	$7,864

Cost of products sold	$24,173	$25,628
Chargeback billings	4,263	3,984
Adjusted cost of products sold	$28,436	$29,612
Adjusted cost of products sold divided by 90 days	$316	$329
Days inventory on hand	26.5	23.9

Days payable outstanding
Accounts payable	$12,295	$11,726

Cost of products sold	$24,173	$25,628
Chargeback billings	4,263	3,984
Adjusted cost of products sold	$28,436	$29,612
Adjusted cost of products sold divided by 90 days	$316	$329
Days payable outstanding	38.9	35.6

Net working capital days[1]	9.9	9.6

[1]	The sum of the components may not equal the total due to rounding.
Days Sales Outstanding (DSO): trade receivables, net divided by (quarterly revenue divided by 90 days). Beginning in the first quarter of fiscal 2013, we changed our method of calculating DSO in order to align it with the 90-day convention that we use in the calculation of Days Inventory on Hand and Days Payable Outstanding. Prior to this change we calculated DSO by dividing trade receivables, net by (monthly revenue divided by 30 days). In connection with this change, we have revised prior-year information to conform to the new method of calculating DSO.
Days Inventory on Hand: inventories, net divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price.
Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days).
Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding. To conform to the new method of calculating DSO, we have revised prior-year information.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).
Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Earnings from Continuing Operations: earnings/(loss) from continuing operations excluding (1) restructuring and employee severance1, (2) acquisition-related costs2, (3) impairments and loss on disposal of assets3, (4) litigation (recoveries)/charges, net4 and (5) Other Spin-Off Costs, each net of tax.
Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs) divided by (earnings/(loss) before income taxes and discontinued operations adjusted for the same five items).
Non-GAAP Operating Earnings: operating earnings/(loss) excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs.
Non-GAAP Return on Equity: (annualized current period net earnings/(loss) excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs, each net of tax) and divided by average shareholders’ equity.
Other Spin-Off Costs: costs incurred in connection with our Spin-Off of CareFusion which are included in distribution, selling, general and administrative expenses.
Return on Equity: annualized current period net earnings/(loss) divided by average shareholders’ equity.
Revenue Mix: segment revenue divided by total segment revenue for all segments.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.
Segment Profit Mix: segment profit divided by total segment profit for all segments.

[1]
Programs whereby the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including substantial realignment of the management structure of a business unit in response to changing market conditions).

[2]	Costs that consist primarily of transaction costs, integration costs, changes in the fair value of contingent consideration obligations and amortization of acquisition-related intangible assets.

[3]
Asset impairments and losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and loss on disposal of assets within the consolidated statements of earnings.

[4]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.